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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-90854 and 333-36597 of ARIAD Pharmaceuticals, Inc. on Form S-8 and Registration Statement Nos. 333-69689, 33-85166 and 333-51687 of ARIAD Pharmaceuticals, Inc. on Form S-3 of our report dated February 10, 1999, appearing in this Annual Report on Form 10-K of ARIAD Pharmaceuticals, Inc. for the year ended December 31, 1998.



/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 29, 1999